THOMPSON COBURN LLP
                                One US Bank Plaza
                               St. Louis, MO 63101



December 31, 2002






Re:      Sparrow Growth Fund, File No. 811-08897

Dear :

     Sparrow Growth Fund (the "Fund"), a portfolio of Sparrow Funds, is an open-end management investment company registered under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended ("Securities Act"). We understand that the Fund is about to file post-effective amendment number 5 to its registration statement pursuant to Rule 485(b) under the Securities Act.

     We have, as legal counsel, reviewed the above-referenced post-effective amendment, and, pursuant to paragraph (b)(4) under Rule 485 of the Securities Act, represent that this post-effective amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

     We hereby consent to this opinion accompanying the post-effective amendment number 5 to the Fund's registration statement which the Fund herein files with the Securities and Exchange Commission.


                                                     Very truly yours,

                                                     /s/ THOMPSON COBURN LLP

                                                     THOMPSON COBURN LLP